UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2009

ZAP
(Exact name of registrant as specified in its charter)

California	001-32534	94-3210624
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

501 Fourth Street Santa Rosa, CA	95401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (707) 525-8658 not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (c) Appointment of Certain Officers

On June 18, 2009 ZAP appointed Mr. Gary Dodd as its President. Mr. Dodd was also recently appointed as a Director of ZAP.

Mr. Dodd is founder and Chief Executive Officer of ZAP Motor Manufacturing, Inc. of Franklin, Kentucky. (ZMMK). Earlier this year ZMMK applied to the U.S. Department of Energy (DOE) for a $200 million Advanced Technology Vehicles Manufacturing Loan to build electric vehicles its Franklin plant.

Mr. Dodd’s career began with the construction division of Ashland Oil, Inc.  Later he was appointed executive assistant to senior corporate management and eventually became a corporate vice president and served as chairman of the senior management committee. He was involved in Ashland Oil’s corporate acquisition program and headed a task force to redefine the company’s business strategy, as well as coordinate the consolidation of several of the company’s subsidiaries.  Gary served as a member of the corporation’s Middle East project team where he participated actively in dealings with Saudi Arabia and the United Arab Emirates.

In 1986, Mr. Dodd entered the automotive industry, becoming one of the first general managers for Toyota Motor Corporation’s first plant in the United States.  Gary also served as chairman of the management committee and participated actively in the plant’s TPS (Toyota Production System) programs.  He chaired the committee that developed the Toyota Supplier Support Center, and in 1993, he was appointed General Manager of National Manufacturing Relations for all of the company’s United States manufacturing, design, testing, and component parts production interests.

With the support of Toyota, Mr. Dodd started his own company and supplied Toyota, Honda, Nissan, BMW, Mercedes, Hyundai, Ford and General Motors with JIT, sequenced component parts from eleven plant locations, which he built in locations close to his customers.

Mr. Dodd  graduated from Marshall University with a Bachelor of Science degree.  He attended the Syracuse University Graduate School and the Executive Development Program of Ohio State University.

A definitive employment agreement was executed by ZAP on June 10, 2009 with Mr. Dodd. Under the terms of the agreement Mr. Dodd shall receive a base salary of one hundred fifty thousand dollars ($150,000) per annum, payable $100,000.00 in cash salary and $50,000.00 of ZAP stock in substantially equal semimonthly installments, commencing on June 1, 2009. Additionally Gary Dodd will receive 150,000 ESOP stock options annually and a one time signing bonus of 1 million ESOP stock options from ZAP treasury. The term of the executive’s employment shall extend for a period of 18 months, from June 1, 2009 unless terminated sooner as described in paragraphs eight or nine.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exh. No.	Description

10.1	Mr. Dodd’s employment engagement with ZAP.

10.2	A form of the Press Release regarding Mr. Dodd’s employment engagement with ZAP issued June 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Date: June 18, 2009	By: /s/ Steven M. Schneider
Steven M. Schneider
Chief Executive Officer